As filed with the Securities and Exchange Commission on April 7, 2023

Registration Statement No. 333-265114

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QYOU MEDIA INC.
(Exact Name of Registrant as Specified In Its Charter)

Ontario, Canada	7829	Not applicable
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number (if Applicable))	(I.R.S. Employer Identification Number (if Applicable))

154 University Avenue, Unit 601,

Toronto, Ontario M5H 3Y9

Telephone: (647) 559-2700

(Address and Telephone Number of Registrant’s Principal Executive Offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, D.C., 20005

Telephone: (202) 572-3133

(Name, Address (Including Zip Code) and Telephone Number (Including Area Code)
of Agent For Service in the United States)

Copies to:

Perry Dellelce Wildeboer Dellelce LLP 365 Bay Street, Suite 800 Toronto Ontario M5H 2V1 Canada Telephone: (416) 361-3121	Curt Marvis QYOU Media Inc. 154 University Avenue, Unit 601, Toronto, Ontario M5H 3Y9 Canada Telephone: (647) 559-2700	Thomas M. Rose Troutman Pepper Hamilton Sanders LLP 401 9th Street, NW, Suite 1000 Washington, DC 20004 United States Telephone: (757) 687-7715

Approximate date of commencement of proposed sale of the securities to the public:

Not applicable.

Province of Ontario, Canada
(Principal Jurisdiction Regulating This Offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below)
	1.	☒	pursuant to Rule 467(b) on April 14, 2023 at 4:00 p.m. (Eastern) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☐

DEREGISTRATION OF UNSOLD SECURITIES

On May 20, 2022, QYOU Media Inc. (the “Registrant”) filed a registration statement on Form F-10 (File No. 333-265114), as amended on July 7, 2022 and declared effective on July 8, 2022 (the “Registration Statement”), registering the sale by the Registrant from time to time of up to an aggregate Cdn$30,000,000 of common shares, subscription receipts, warrants and units.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the securities formerly registered under the Registration Statement and not sold by the Registrant as of the date that this Post-Effective Amendment No. 1 is filed. No securities have been sold by the Registrant pursuant to the Registration Statement as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, Country of the United States, on the 7th day of April, 2023.

QYOU MEDIA INC.

By:	/s/ Curt Marvis
Name:	Curt Marvis
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on April 7, 2023.

Signature	Title

/s/ Curt Marvis	Chief Executive Officer and Director
Curt Marvis	(principal executive officer)

/s/ Kevin Williams	Chief Financial Officer
Kevin Williams	(principal financial and accounting officer)

*	Director, Chair
G. Scott Paterson

*	Director
Steven Beeks

*	Director
Catherine Warren

*	Director
Damian Lee

*By:	/s/ Curt Marvis
Name:	Curt Marvis
Title:	Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of QYOU Media Inc. in the United States, on the 7th day of April, 2023.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director